UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): April 9, 2008

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12555 Manchester Road, St. Louis, Missouri	63131-3729
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(314) 515-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On April 9, 2009, pursuant to an Acceptance, Waiver, and Consent with Edward D. Jones & Co., L.P. (“Edward Jones”), a subsidiary of The Jones Financial Companies, L.L.L.P., the Financial Industry Regulatory Authority (“FINRA”) imposed a censure and $900,000 fine, finding that Edward Jones violated Rule G-32 in failing to timely deliver official statements to certain customers in various transactions when Edward Jones was not an underwriter or member of the syndicate. This matter was previously described in Jones Financial's periodic filings under the Securities Exchange Act of 1934 on Form 10-Q and Form 10-K. FINRA also found that Edward Jones violated MSRB Rules G-8, G-27 and G-17 in regards to certain record keeping requirements. Edward Jones further agreed to adopt, within 60 days, procedures reasonably designed to ensure compliance with MSRB Rules G-32 and G-8. The cost of the settlement will be charged against previously established expense accruals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: April 10, 2009	By:	/s/ James A. Tricarico
Name: James A. Tricarico
Title: General Counsel